SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2007

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 415-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

     Item 8.01 Other Events

On January 12, 2007, Limited Brands, Inc. (“Limited Brands”) and MOS Maple Acquisition Corp., an indirect wholly-owned subsidiary of Limited Brands, issued a press release announcing that they had completed their tender offer to purchase for cash (“the Offer”) all of the outstanding subordinate voting shares (“SV Shares”) of La Senza Corporation at an offer price of CDN $48.25 per SV Share, and that they would promptly proceed to exercise their statutory right to acquire all remaining SV Shares that were not tendered in the Offer. A copy of the press release is included as Exhibit 99.1 hereto.

All forward-looking statements made by Limited Brands involve material risks and uncertainties and are subject to change based on various important factors which may be beyond Limited Brands’ control. Accordingly, the forward-looking statement relating to the completion of the Offer is subject to risks and uncertainties that could delay or prevent the completion of the Offer, including the risks and uncertainties outlined in the Offering Circular. The Company does not undertake to publicly update or revise forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 12, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date:	January 16, 2007	By:	/s/ Douglas L. Williams

			Name:	Douglas L. Williams
			Title:	Senior Vice President and General Counsel